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                                                                    Exhibit 16.1
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                        [Letterhead of BDO Seidman, LLP]


April 2, 2001



Securities and Exchange Commission
450 5th Street
Washington, DC  20549

Gentlemen:

     We have been furnished with a copy of the response to Item 4 of Form 8-K for the event that occurred on March 30, 2001, to be filed by our former client, Rockdale National Bancshares, Inc. We agree with the statements made in response to that Item insofar as they relate to our Firm.

Very truly yours,

/s/ BDO Seidman, LLP